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Exhibit 10.3

Option Grant
Number

WASHINGTON MUTUAL, INC.
NOTICE OF STOCK OPTION GRANT

To:

From: Corporate Rewards, Stock Administration

We are pleased to inform you that on the grant date set forth below the Company granted you a right (the "Option") to purchase up to the number of shares of the Company's Common Stock at the purchase price per share set forth below, which right is subject to the terms and conditions set forth in this Notice of Grant, the accompanying Washington Mutual, Inc. Stock Option Agreement (1-Year Cliff Vesting), and the 2003 Equity Incentive Plan (as amended from time to time). Defined terms in the Plan shall have the same meaning in this Notice of Grant. This Option is granted pursuant to the Plan and is subject to and qualified in its entirety by the Stock Option Agreement.

Name of Participant:

Social Security Number:

Grant Date:

Number of shares of Common Stock subject to Option:

Exercise Price Per Share:	$ .

Expiration Date:

By signing this Notice of Grant, the Participant irrevocably agrees on behalf of the Participant and the Participant's successors and permitted assigns to all of the terms and conditions of the Option as set forth in or pursuant to this Notice of Grant, the Stock Option Agreement, and the Plan (as such may be amended from time to time). This Option is intended to be treated for tax purposes as a Nonqualified Stock Option and accordingly does not qualify for treatment as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

AGREED AND ACCEPTED:

WASHINGTON MUTUAL, INC.

Participant's Signature
By:	Daryl David	, 200
Title:	Executive Vice President of Human Resources	Date signed

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  Exhibit 10.3
WASHINGTON MUTUAL, INC. NOTICE OF STOCK OPTION GRANT